UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2013

Silver Eagle Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-575988 (Commission File Number)	80-0914174 (I.R.S. Employer Identification Number)

1450 2nd Street, Suite 247 Santa Monica, California (Address of principal executive offices)	90401 (Zip code)

(310) 209-7280
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.           Other Events.

On July 30, 2013, Silver Eagle Acquisition Corp. (the “Company”) consummated an initial public offering (the “Offering”) of 32,500,000 of its units (the “Units”) (which included 2,500,000 units issued pursuant to the partial exercise of the over-allotment option of the underwriters). Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and one warrant (“Warrant”) to purchase one-half of one share of Common Stock at an exercise price of $5.75 per half share ($11.50 per whole share). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds, before expenses, of $325,000,000.

Simultaneously with the consummation of the Offering, the Company consummated the private sale of an aggregate of 15,000,000 warrants (the “Private Placement Warrants”), each exercisable to purchase one-half of one share of Common Stock at $5.75 per half share ($11.50 per whole share), to the Company’s sponsor, Global Eagle Acquisition LLC (the “Sponsor”) and Dennis A. Miller, at a price of $0.50 per Private Placement Warrant, generating gross proceeds, before expenses, of $7,500,000 (the “Private Placement”). The Private Placement Warrants are identical to the Warrants included in the Units sold in the Offering, except that the Private Placement Warrants (i) will not be redeemable by the Company so long as they are held by members of the Sponsor, Dennis A. Miller or their permitted transferees, and (ii) may not be transferred, assigned or sold, except to certain permitted transferees, until 30 days after the Company completes its initial business combination. If the Company does not complete an initial business combination within 21 months from the closing of the Offering, or 24 months from the closing of the Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 21 months from the closing of the Offering, the $7,500,000 in gross proceeds from the sale of the Private Placement Warrants in the Private Placement will be used by the Company to fund the redemption of its shares of Common Stock sold as part of the Units in the Offering, and the Private Placement Warrants will expire worthless.

Approximately $325,000,000 of the proceeds from the Offering and the Private Placement were placed in a trust account at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest to pay income taxes, if any, and a one-time release of amounts necessary to pay Delaware franchise taxes for 2013, none of the funds held in the trust account will be released until the earlier of the completion of the Company’s initial business combination or the redemption of 100% of the Common Stock issued by the Company in the Offering if the Company is unable to consummate an initial business combination within 21 months from the closing of the Offering, or 24 months from the closing of the Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 21 months from the closing of the Offering.

Audited financial statements as of July 30, 2013 reflecting receipt of the proceeds received by the Company in connection with the closing of the Offering and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K. The Company is also including as exhibits to this Current Report on Form 8-K executed copies of its Amended and Restated Certificate of Incorporation, Registration Rights Agreement, Warrant Agreement, Letter Agreements, Investment Management Trust Agreement and Consulting Agreement and a copy of the press release issued by the Company announcing the consummation of the Offering.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit
3.1	Amended and Restated Certificate of Incorporation.

4.1	Registration Rights Agreement among the Registrant, Global Eagle Acquisition LLC and the Holders signatory thereto, dated as of July 25, 2013.

4.2	Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company, dated as of July 25, 2013.

10.1(a)	Letter Agreement among the Registrant, Dennis A. Miller, Global Eagle Acquisition LLC and each of the members of Global Eagle Acquisition LLC, dated as of July 25, 2013.

10.1(b)	Letter Agreement between the Registrant and James M. McNamara, dated as of July 25, 2013.

10.1(c)	Letter Agreement between the Registrant and Ernest Del, dated as of July 25, 2013.

10.2	Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company, dated as of July 25, 2013.

10.3	Consulting Agreement between the Registrant and James A. Graf, dated as of July 25, 2013.

99.1	Audited Financial Statements.

99.2	Press release of Silver Eagle Acquisition Corp. dated July 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 5, 2013

Silver Eagle Acquisition Corp.

By:	/s/ James A. Graf
James A. Graf
Vice President, Chief Financial Officer, Treasurer
and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit

3.1	Amended and Restated Certificate of Incorporation.

4.1	Registration Rights Agreement among the Registrant, Global Eagle Acquisition LLC and the Holders signatory thereto, dated as of July 25, 2013.

4.2	Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company, dated as of July 25, 2013.

10.1(a)	Letter Agreement among the Registrant, Dennis A. Miller, Global Eagle Acquisition LLC and each of the members of Global Eagle Acquisition LLC, dated as of July 25, 2013.

10.1(b)	Letter Agreement between the Registrant and James M. McNamara, dated as of July 25, 2013.

10.1(c)	Letter Agreement between the Registrant and Ernest Del, dated as of July 25, 2013.

10.2	Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company, dated as of July 25, 2013.

10.3	Consulting Agreement between the Registrant and James A. Graf, dated as of July 25, 2013.

99.1	Audited Financial Statements.

99.2	Press release of Silver Eagle Acquisition Corp. dated July 30, 2013.